Exhibit 5.2

McCarthy Tétrault LLP 66 Wellington Street West Suite 5300, TD Bank Tower Box 48 Toronto ON M5K 1E6 Canada

June 7, 2021

Li-Cycle Holdings Corp.

2351 Royal Windsor Dr. Unit 10

Mississauga, Ontario, Canada

L5J 4S7

Dear Sirs/Mesdames:

Re:	Li-Cycle Holdings Corp. - Registration Statement on Form F-4

We have acted as Canadian counsel for Li-Cycle Holdings Corp. (the “Corporation”), a corporation governed by the Business Corporations Act (Ontario), in connection with the transactions contemplated by a business combination agreement dated as of February 15, 2021 (the “BCA”) by and among Peridot Acquisition Corp. (“Peridot”), the Corporation and Li-Cycle Corp. The Corporation filed a registration statement on Form F-4 with the U.S. Securities and Exchange Commission (the “Commission”) on March 30, 2021 and an amendment thereto on May 13, 2021 (as further amended through to the date of this opinion, the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of (i) 65,846,122 common shares in the capital of the Amalco (as defined below) (“Common Shares”) issuable pursuant to the BCA and the Plan of Arrangement (the “Arrangement Shares”), (ii) 15,000,000 Common Shares (the “Warrant Shares”) issuable pursuant to and in accordance with the warrants to purchase Common Shares (the “Warrants”) to be issued pursuant to the Plan of Arrangement and governed by the warrant agreement dated as of September 23, 2020 (the “Warrant Agreement”) by and between Peridot and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”), as the same will be amended by a warrant amendment agreement (the “Warrant Amendment Agreement” and, together with the Warrant Agreement, the “Warrant Documents”) to be entered into by and among Amalco and the Trustee to be effective following the closing (the “Closing”) of the transactions contemplated by the BCA, including, without limitation, the amalgamation (the “Amalgamation”) of the Corporation and Peridot (the corporation continuing from such amalgamation referred to as “Amalco”), and (iii) the Warrants.

Terms used in this opinion that are defined in the BCA, and are not otherwise defined herein, have the same meanings herein as in the BCA.

Materials Reviewed

We have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the following documents:

(a)	the Registration Statement;

(b)	the BCA included in the Registration Statement;

(c)	the Plan of Arrangement;

(d)	resolutions of the directors of the Corporation approving, among other things, the BCA and the transactions contemplated thereby;

(e)	the Company Arrangement Resolution;

(f)	the interim and final orders of the Ontario Superior Court of Justice dated April 1, 2021 and April 30, 2021, respectively, approving, in the case of the Final Order, the Arrangement;

(g)	the form of Warrant Amendment Agreement included in the Registration Statement;

(h)

the articles of incorporation of the Corporation and the form of articles of amendment thereto to be effective at Closing and included in the Registration Statement (collectively, the “Articles of Incorporation”); and

(i)	the form of articles of amalgamation (the “Articles of Amalgamation”) giving effect to the Amalgamation contained in the Articles of Arrangement (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed below.

Assumptions and Fact Reliance

We have assumed:

(a)	the genuineness of all signatures on all documents examined by us and the legal capacity of all natural persons;

(b)	the authenticity of all documents submitted to us as originals;

(c)

the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies;

(d)

the accuracy, currency and completeness of the indices and filing systems maintained at the public offices, registries and websites where we have searched or made inquiries or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory and other like officials with respect to those matters referred to herein;

(e)	Peridot has fulfilled all of its obligations under the BCA and Peridot Shareholder Approval has been obtained;

(f)

the Warrant Agreement has been duly authorized, executed and delivered by, and constitutes, a valid and legally binding obligation of, each of the parties thereto enforceable against each of them in accordance with its terms under the laws of the State of New York;

(g)

the Warrant Amendment Agreement will, at the relevant time for the purposes of the opinions expressed in paragraphs (a) and (c) below, be duly authorized, executed and delivered by, and constitute, a valid and legally binding obligation of, each of the parties thereto enforceable against each of them in accordance with its terms under the laws of the State of New York;

(h)	Amalco will authorize, and reserve for issuance, the Warrant Shares upon the exercise of the Warrants in accordance with their terms;

(i)	the articles of arrangement giving effect to the Arrangement (the “Articles of Arrangement”) will be in the form prescribed under the Business Corporations Act (Ontario);

(j)

that insofar as any obligation under any of the Warrant Documents is to be performed in any jurisdiction outside of the Province of Ontario, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction;

(k)

the terms used in any of the Warrant Documents have the same meanings under the laws of the Province of Ontario as they do under the laws of the State of New York and would be interpreted and understood under the laws of the Province of Ontario in the same way as they are interpreted and understood under the laws of the State of New York;

(l)	the provisions of any instrument evidencing the Warrants will be consistent in all respects with the provisions of the Warrant Documents; and

(m)	the Registration Statement will be effective and comply with all applicable laws.

We have relied upon certificates of officers of the Corporation, copies of which have been provided to you, with respect to the accuracy and completeness of the factual matters contained therein, which factual matters have not been independently investigated or verified by us.

Where our opinion expressed herein refers to the Arrangement Shares and Warrant Shares having been issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid. No opinion is expressed as to the adequacy of any consideration received.

Applicable Laws

The opinions expressed below are restricted to the laws of the Province of Ontario and the laws of Canada applicable therein.

Opinions

Based upon and relying on the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that, on the date hereof:

(a)

Following the Articles of Arrangement becoming effective and the completion of the Amalgamation and each of the other transactions contemplated by the Plan of Arrangement in accordance with the terms thereof, the execution, delivery, and performance of the Warrant Amendment Agreement by Amalco will not violate the Articles of Amalgamation, the Articles of Arrangement or any provincial statute or regulation in force in the Province of Ontario or any federal statue or regulation of Canada applicable in the Province of Ontario.

(b)

Following the Articles of Arrangement becoming effective and the completion of the Amalgamation and each of the other transactions contemplated by the Plan of Arrangement in accordance with the terms thereof, Amalco will have taken all necessary corporate action to authorize the issuance of the Arrangement Shares and, when issued and delivered in accordance with the terms of the Plan of Arrangement, the Arrangement Shares will be validly issued as fully paid and non-assessable Common Shares.

(c)

Following the Articles of Arrangement becoming effective and the completion of the Amalgamation and each of the other transactions contemplated by the Plan of Arrangement in accordance with the terms thereof, upon the exercise of the Warrants in accordance with their terms and the terms of the Warrant Agreement, the Warrant Shares will be validly issued as fully paid and non-assessable Common Shares.

Qualifications

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinions are given as at the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact that may come to our attention after the date hereof. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

Very truly yours,

/s/ McCarthy Tétrault LLP

McCarthy Tétrault LLP